Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

October 10, 2014

Zayo Group Holdings, Inc.

1805 29th Street, Suite 2050

Boulder, CO 80301

Re:	Zayo Group Holdings, Inc.

Registration Statement on Form S-1 (File No. 333-197215)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-197215, as amended (the “Registration Statement”), of Zayo Group Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to an aggregate of 33,235,000 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) by the Company (the “Primary Shares”) and the selling stockholders identified in the Registration Statement (the “Secondary Shares,” and together with the Primary Shares, the “Shares”), including Secondary Shares that may be sold upon the exercise of the underwriters’ option to purchase additional Secondary Shares from the selling stockholders identified in the Registration Statement.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Primary Shares will be, when issued against payment therefor as set forth in the Registration Statement, and the Secondary Shares will be, when issued in connection with the Company’s restructuring as set forth in the Registration Statement, validly issued, fully paid and non-assessable.

Zayo Group Holdings, Inc.

October 10, 2014

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP